SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 17, 2006
(Date of Earliest Event Reported)
Crescent Real Estate Equities Company

(Exact Name of Registrant as Specified in its Charter)

Texas	1-13038	52-1862813

(State of Incorporation)	(Commission File	(I.R.S. Employer
	Number)	Identification Number)

777 Main Street, Suite 2100, Fort Worth, TX	76102

(Address of Principal Executive Offices)	(Zip Code)
(817) 321-2100

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
The Commentary to Section 303A.03 of the New York Stock Exchange (“NYSE”) Listed Company Manual requires each listed company to disclose in its proxy statement either the name of the director chosen to preside at executive sessions of non-management directors or, if the same individual is not the presiding director at all executive sessions, the procedure by which a presiding director is selected for each executive session.
On January 17, 2006, the NYSE notified Crescent Real Estate Equities Company (the “Company”), on an informal basis, that the Company had not complied with the NYSE Commentary regarding disclosure of its presiding trust manager in the Company’s 2005 proxy statement. Since June 2, 2003, the Company’s corporate governance policy has required the Board to appoint a “lead” trust manager (and in the absence of such appointment, the Chairman of the Company’s Governance Committee will perform the function of “lead” trust manager) to preside when the Board meets in executive session. The Board has at all times had a lead trust manager, and Robert W. Stallings, the Chairman of the Company’s Governance Committee, has served as lead trust manager since June 28, 2004. The Company’s corporate governance policy, which sets forth the selection process for the lead trust manager, is disclosed on the Company’s web site, www.crescent.com.
The NYSE advised the Company of alternative methods for curing the non-compliance, including the filing of an 8-K with the required disclosure. Although the Company does not believe that its inadvertent failure to disclose the identity of the presiding trust manager and/or selection process for presiding trust managers at executive sessions of non-management trust managers in its proxy statement is material, the Company is filing the disclosure in this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crescent Real Estate Equities Company
Dated: January 24, 2006	By:	/s/ David M. Dean
		Name:	David M. Dean
		Title:	Managing Director, Law and Secretary